UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2026

Alpha Teknova, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40538	94-3368109
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 Bert Drive

Hollister, California 95023

(Address of Principal Executive Offices) (Zip Code)

(831) 637-1100

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.00001 per share	TKNO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2026, Alpha Teknova, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC and William Blair & Company, L.L.C. as the representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of an aggregate of 8,000,000 shares of the Company’s common stock (“Common Stock”). The public offering price is $5.00 per share of Common Stock and the Underwriters have agreed to purchase the shares of Common Stock pursuant to the Underwriting Agreement at a price of $4.70 per share of Common Stock. Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an option, exercisable in whole or in part at any time for a period of 30 days from the date of the Underwriting Agreement, to purchase up to 1,200,000 additional shares of Common Stock.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-288613), previously filed with the Securities and Exchange Commission (the “SEC”) on July 10, 2025, and declared effective on July 16, 2025, a base prospectus dated July 16, 2025 and a prospectus supplement dated October 21, 2026.

Gross proceeds from the Offering will be $40 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes, including potentially the repayment of outstanding debt obligations. The Company may use a portion of the net proceeds to acquire or invest in other businesses, products, and technologies that are complementary to its own, although the Company has no current commitments or arrangements to do so. The purchase and sale of the shares of Common Stock and the closing of the Offering, are expected to take place on or about October 22, 2026, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers has entered into “lock-up” agreements with TD Securities (USA) LLC and William Blair & Company, L.L.C., which generally prohibit, without the prior written consent of TD Securities (USA) LLC and William Blair & Company, L.L.C. and subject to certain exceptions, the sale, transfer or other disposition of securities of the Company prior to January 19, 2027.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K. A copy of the opinion of Paul Hastings LLP, counsel to the Company, relating to the validity of the shares of Common Stock to be issued in the Offering is filed herewith as Exhibit 5.1.

Item 2.02	Results of Operations and Financial Condition.

Financial Update

On October 20, 2026, the Company estimated that its revenue for the three months ended September 30, 2026 was between approximately $12.5 million and $12.7 million, with a gross margin of between 36.0% and 38.0%. The Company also estimated that as of September 30, 2026, it had $16.6 million in cash and short term investments. Further, the Company estimated that its Adjusted EBITDA for the three months ended September 30, 2026 was between negative $1.2 million and negative $1.0 million.

The Company’s financial statements for the three months ended September 30, 2026 are not yet available. Accordingly, the information presented above reflects the Company’s preliminary estimates subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly review of the Company’s financial statements. As a result, these preliminary estimates may differ from the actual results that will be reflected in the Company’s financial statements for the quarter when they are completed and publicly disclosed. These preliminary estimates may change and those changes may be material.

The Company’s expectations with respect to its unaudited results for the period discussed above are based upon management estimates and are the responsibility of management. The Company’s independent registered public accounting firm has not audited, reviewed, or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure that is not prepared in accordance with GAAP and that may be different from non-GAAP financial measures used by other companies. Our management believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends of the Company. This non-GAAP financial measure should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on GAAP, excluding interest expense, income tax expense, depreciation and amortization, and stock-based compensation expense.

The following is a reconciliation of net income, the most directly comparable GAAP financial measure to Adjusted EBITDA:

($ in thousands)	Three Months Ended September 30, 2026 (Estimated)
Net loss	$(3,694) - $(3,494)
Add back:
Interest expense, net	(259)
Provision for income taxes	34
Depreciation expense	1,302
Amortization of intangible assets	287

EBITDA	$(1,812) - $(1,612)

Other and non-recurring expenses:
Stock-based compensation expense	612

Adjusted EBITDA	$(1,200) - $(1,000)

Item 8.01.	Other Events.

On October 20, 2026, the Company issued a press release announcing the launch of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 20, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 21, 2026, the Company posted an updated company presentation to the investor section of the Company’s website. A copy of this presentation is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of October 20, 2026, by and among Alpha Teknova, Inc., TD Securities (USA) LLC and William Blair & Company, L.L.C.

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Launch Press Release, dated October 20, 2026.

99.2	Pricing Press Release, dated October 20, 2026.

99.3	Company Presentation, dated October 14, 2026.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1955 that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the anticipated use of proceeds from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing the Offering on a timely basis or at all, market conditions and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. Forward-looking statements can often be identified by words such as “will,” “intends,” “potentially,” “may,” “expect,” and similar expressions, and variations and negatives of these words. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. Readers should not place undue reliance on any forward-looking statements, and are encouraged to review the Company’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward looking statement. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA TEKNOVA, INC.

Date: October 21, 2026	By:	/s/ Stephen Gunstream
	Name:	Stephen Gunstream
	Title:	President and Chief Executive Officer